UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 15, 2008
Commission file number 1-13163
___________

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02             Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory  Arrangements of Certain Officers.

(d) Appointment of New Director

On May 15, 2008, the Company’s Board of Directors appointed Robert D. Walter as a director, effective immediately. Mr. Walter’s appointment became effective prior the Company’s annual meeting of shareholders on May 15, 2008, at which Mr. Walter and the other twelve nominees recommended by the Board of Directors were elected by shareholders to hold office until the 2009 annual meeting.  As of this filing, Mr. Walter has not been appointed to a committee of the Board of Directors. There is no arrangement or understanding between Mr. Walter and any other person pursuant to which he was selected as a director.

(e) Compensatory Arrangements of Certain Officers

On May 15, 2008, the shareholders of YUM! Brands, Inc. (the “Company”) approved the third amendment of the YUM! Brands, Inc. Long Term Incentive Plan (the “LTIP”) at the Company’s annual meeting of shareholders.  The terms of the LTIP, as amended through the third amendment, are set forth in the proxy statement, dated April 11, 2008, for the annual meeting of shareholders.  The description of the amended LTIP in the section of the proxy statement titled “A Proposal Relating to the Approval of the Company’s Long-Term Incentive Plan as Amended through the Third Amendment” is incorporated herein by reference.

Item 9.01                         Financial Statements and Exhibits

(d) Exhibits

99.1 YUM! Brands, Inc. Long-Term Incentive Plan, as amended through the third amendment, which is incorporated herein by reference to Appendix 1 to the Company’s Proxy Statement dated April 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date: May 15, 2008	/s/ John P. Daly
Assistant Secretary